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                                                                    Exhibit 23.6


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4 of Genzyme Corporation for the registration of 2,509,002 shares of Genzyme Biosurgery Division common stock and to the incorporation by reference therein of our report dated January 31, 2001, with respect to the financial statements of Wyntek Diagnostics, Inc. for the years ended December 31, 2000 and 1999.

/s/ McKay, Carne, Buniva & Lazarus LLP

San Diego, California
May 18, 2001